Exhibit 99

News Release	Contact:	Katie Young (Media)
908-520-9948
katherine.young@ngc.com

Adam Barr (Investors)
703-280-4544
adam.barr@ngc.com
Northrop Grumman Reports Second Quarter 2026 Financial Results
•Net awards of $20 billion increase backlog to new company record of $105 billion
•Sales increase 10 percent sequentially and 5 percent year-over-year to $10.9 billion
•Operating income and margin rate of $1.1 billion and 10.1 percent, respectively
•Diluted earnings per share (EPS) of $7.68
•Company increases 2026 financial guidance for sales and MTM-adjusted EPS1:
◦Sales now expected between $43.75B and $44.25B, an increase of $250M
◦MTM-adjusted EPS1 now expected between $28.60 and $29.10, an increase of $1.20
•Company reaffirms guidance for operating income and adjusted free cash flow1

FALLS CHURCH, Va. – July 21, 2026 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2026 sales increased 5 percent to $10.9 billion, as compared with $10.4 billion in the second quarter of 2025. Second quarter sales reflect continued strong demand for our global capabilities. Second quarter 2026 net earnings totaled $1.1 billion, or $7.68 per diluted share, as compared with $1.2 billion, or $8.15 per diluted share, in the second quarter of 2025. Second quarter 2025 net earnings reflect a benefit of $150 million, or $1.04 per diluted share, associated with the divestiture of our training services business.
“Northrop Grumman achieved a new record backlog, driven by robust global demand for our products,” said Kathy Warden, chair, chief executive officer and president. “We are raising our sales and EPS guidance for the year based on our confidence in our team and the demand for our technologies. As momentum accelerates across our portfolio and the budgets continue to support demand, we remain focused on delivering for our customers with speed and precision, and we are proud of our role in preserving the freedoms we celebrate during our nation’s 250th birthday.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended June 30			Six Months Ended June 30
$ in millions, except per share amounts	2026	2025	Change	2026	2025	Change
Sales
Aeronautics Systems	$3,519	$3,114	13%	$6,802	$5,928	15%
Defense Systems	2,093	1,991	5%	3,992	3,796	5%
Mission Systems	3,250	3,157	3%	6,111	5,964	2%
Space Systems	2,753	2,646	4%	5,233	5,214	—%
Intersegment eliminations	(739)	(557)		(1,381)	(1,083)
Total sales	10,876	10,351	5%	20,757	19,819	5%
Operating income
Aeronautics Systems	362	321	13%	667	138	383%
Defense Systems	156	253	(38)%	340	432	(21)%
Mission Systems	501	441	14%	934	802	16%
Space Systems	236	280	(16)%	471	563	(16)%
Intersegment eliminations	(97)	(76)		(182)	(148)
Segment operating income[1]	1,158	1,219	(5)%	2,230	1,787	25%
Segment operating margin rate[1]	10.6%	11.8%	(120) bps	10.7%	9.0%	170 bps
FAS/CAS operating adjustment	7	63	(89)%	14	126	(89)%
Unallocated corporate expense:
Gain on sale of business	—	231	NM	—	231	NM
Training services divestiture – unallowable state taxes and transaction costs	—	(19)	NM	—	(20)	NM
Intangible asset amortization and PP&E step-up depreciation	(17)	(21)	(19)%	(38)	(42)	(10)%
Other unallocated corporate expense	(52)	(48)	8%	(121)	(84)	44%
Unallocated corporate (expense) income	(69)	143	NM	(159)	85	NM
Total operating income	$1,096	$1,425	(23)%	$2,085	$1,998	4%
Operating margin rate	10.1%	13.8%	(370) bps	10.0%	10.1%	(10) bps
Interest expense	(161)	(173)	(7)%	(323)	(329)	(2)%
Non-operating FAS pension benefit	166	137	21%	332	267	24%
Other, net	67	38	76%	104	69	51%
Earnings before income taxes	1,168	1,427	(18)%	2,198	2,005	10%
Federal and foreign income tax expense	74	253	(71)%	229	350	(35)%
Effective income tax rate	6.3%	17.7%	(1,140) bps	10.4%	17.5%	(710) bps
Net earnings	$1,094	$1,174	(7)%	$1,969	$1,655	19%
Diluted earnings per share	7.68	8.15	(6)%	13.83	11.45	21%
Weighted-average diluted shares outstanding, in millions	142.4	144.0	(1)%	142.4	144.5	(1)%
Net cash provided by (used in) operating activities	$1,280	$868	47%	$(376)	$(697)	46%
Capital expenditures	(302)	(231)	31%	(469)	(487)	(4)%
Adjusted free cash flow[1]	$978	$637	54%	$(845)	$(1,184)	29%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	3

Sales
Second quarter 2026 sales increased $525 million, or 5 percent, driven by higher sales at all four sectors, including a 13 percent increase at Aeronautics Systems.
Operating Income and Margin Rate
Second quarter 2026 operating income decreased $329 million, or 23 percent, primarily driven by the prior year $231 million gain on the training services divestiture, as well as $61 million of lower segment operating income1 and a $56 million decrease in the FAS/CAS operating adjustment. Operating margin rate declined to 10.1 percent from 13.8 percent reflecting the items above.
Segment Operating Income and Margin Rate1
Second quarter 2026 segment operating income1 decreased $61 million, or 5 percent, primarily due to $97 million of lower operating income at Defense Systems and $44 million of lower operating income at Space Systems, partially offset by $60 million of higher operating income at Mission Systems and $41 million of higher operating income at Aeronautics Systems. Segment operating margin rate1 decreased to 10.6 percent from 11.8 percent primarily due to a lower operating margin rate at Defense Systems and Space Systems, partially offset by a higher operating margin rate at Mission Systems.
Federal and Foreign Income Taxes
Second quarter 2026 income tax expense decreased $179 million, or 71 percent, due to a lower effective tax rate (ETR) and $259 million of lower earnings before income taxes. The second quarter 2026 ETR decreased to 6.3 percent from 17.7 percent principally due to the remeasurement of uncertain tax positions given recent developments with the IRS towards resolving our previously filed federal income tax returns and refund claims.
Net Earnings
Second quarter 2026 net earnings decreased $80 million, or 7 percent, primarily due to the $329 million decrease in operating income described above, partially offset by a $179 million decrease in income tax expense, a $29 million increase in the non-operating FAS pension benefit and a $29 million increase in Other, net largely driven by favorable returns associated with an investment sold during the quarter.
Cash Flows
Second quarter 2026 net cash provided by operating activities increased $412 million, or 47 percent, primarily due to lower net cash tax payments. Second quarter 2026 adjusted free cash flow1 increased $341 million, or 54 percent, due to an increase in net cash provided by operating activities, partially offset by an increase in capital expenditures.
Awards and Backlog
Second quarter 2026 net awards totaled $20.0 billion, and backlog totaled $104.7 billion. Significant second quarter new awards include $7.6 billion for Sentinel, $4.3 billion for restricted programs (primarily at Aeronautics Systems and Space Systems), $1.0 billion for F-35 (at Aeronautics Systems and Mission Systems), $0.8 billion for Glide Phase Interceptor (GPI), and $0.7 billion for Multi-role Electronically Scanned Array (MESA).

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	4

Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2026	2025	Change	2026	2025	Change
Sales	$3,519	$3,114	13%	$6,802	$5,928	15%
Operating income	362	321	13%	667	138	383%
Operating margin rate	10.3%	10.3%		9.8%	2.3%
Sales
Second quarter 2026 sales increased $405 million, or 13 percent, primarily due to higher volume on B-21 and other restricted programs, a $106 million increase on the E-130J TACAMO (“TACAMO”) program as it ramps up, and higher volume on the B-2, F-35 and E-2 programs. These increases were partially offset by a decrease on F/A-18 as final production deliveries have completed.
Operating Income
Second quarter 2026 operating income increased $41 million, or 13 percent, due to higher sales. Operating margin rate of 10.3 percent was comparable with the prior year period.

DEFENSE SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2026	2025	Change	2026	2025	Change
Sales	$2,093	$1,991	5%	$3,992	$3,796	5%
Less: Training services sales	—	(40)		—	(112)
Organic sales[1]	$2,093	$1,951	7%	$3,992	$3,684	8%

Operating income	$156	$253	(38)%	$340	$432	(21)%
Operating margin rate	7.5%	12.7%		8.5%	11.4%
Sales
Second quarter 2026 sales increased $102 million, or 5 percent, primarily due to higher volume on Sentinel as the program continues to ramp and higher volume across the Integrated Battle Command System (IBCS) portfolio. These increases were partially offset by a $40 million reduction in sales related to the divested training services business.
Operating Income
Second quarter 2026 operating income decreased $97 million, or 38 percent, primarily due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 7.5 percent from 12.7 percent primarily due to lower net EAC adjustments, including the absence of a prior year $76 million favorable adjustment on Sentinel. In the current quarter, we continued to invest in our missile prime business. We are projecting higher costs to mature production on the Extended Range version of the Advanced Anti-Radiation Guided Missile (AARGM-ER) and to develop and qualify the Stand-in Attack Weapon (SiAW), which resulted in a $68 million unfavorable EAC adjustment on SiAW. These investments were partially offset by a favorable EAC adjustment on Sentinel related to our recent achievement of certain contract incentives.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	5

MISSION SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2026	2025	Change	2026	2025	Change
Sales	$3,250	$3,157	3%	$6,111	$5,964	2%
Operating income	501	441	14%	934	802	16%
Operating margin rate	15.4%	14.0%		15.3%	13.4%
Sales
Second quarter 2026 sales increased $93 million, or 3 percent, primarily due to a $130 million increase on marine systems programs, the timing of materials on F-35 and ramp-up on restricted airborne radar programs. These increases were partially offset by lower volume on restricted advanced microelectronics programs.
Operating Income
Second quarter 2026 operating income increased $60 million, or 14 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 15.4 percent from 14.0 percent, primarily due to higher net EAC adjustments driven by improved performance.

SPACE SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2026	2025	Change	2026	2025	Change
Sales	$2,753	$2,646	4%	$5,233	$5,214	—%
Operating income	236	280	(16)%	471	563	(16)%
Operating margin rate	8.6%	10.6%		9.0%	10.8%
Sales
Second quarter 2026 sales increased $107 million, or 4 percent, primarily due to a $139 million increase for Commercial Resupply Service (CRS) missions as well as higher volume on the Glide Phase Interceptor (GPI) and Ground-based Midcourse Defense Weapon System (GMD WS) programs. These increases were partially offset by lower sales on the Graphite Epoxy Motor (GEM) 63XL program related to the unfavorable EAC adjustment described below and lower volume on the Habitation and Logistics Outpost (HALO) program.
Operating Income
Second quarter 2026 operating income decreased $44 million, or 16 percent, primarily due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 8.6 percent from 10.6 percent, primarily due to lower net EAC adjustments, including a $91 million unfavorable adjustment on GEM 63XL largely related to increases in the projected cost to complete the program, partially offset by favorable changes in contract mix.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	6

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2026 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2026 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment, including trade policy; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2026 and beyond do not reflect impacts on the company from, a prolonged government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

2026 Guidance
($ in millions, except per share amounts)	As of 7/21/2026
Sales	$43,750 — $44,250
Prior: $43,500 - $44,000
Segment operating income[1]	$4,850 — $5,000
MTM-adjusted EPS[1]	$28.60 — $29.10
Prior: $27.40 — $27.90
Adjusted free cash flow[1]	$3,100 — $3,500

2026 Segment Guidance
As of 7/21/2026
	Sales ($B)	OM Rate %
Aeronautics Systems	~$14	Mid to High 9%
	Prior: Mid $13	Prior: Low to Mid 9%
Defense Systems	Mid to High $8	~10%
Mission Systems	High $12	~15%
Prior: High 14%
Space Systems	~$11	Low 10%
Prior: ~11%
Intersegment Eliminations	~($2.7)	Mid 13%
	Prior: ~($2.4)	Prior: High 13%

[1]	Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:30 a.m. Eastern Time on July 21, 2026. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###

Forward-Looking Statements and Projections
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “strategy,” “project,” “forecast,” “achieve,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals,” “confident,” “targeting,” “on track” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows, including financial guidance, outlook, trends, expectations and other forward-looking statements for 2026 and beyond. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2025, and from time to time in our other filings with the Securities and Exchange Commission (SEC). They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling or a prolonged government shutdown
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges, changes in trade policies and/or other macroeconomic factors, and risks related

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	8

to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•increased competition within our markets and bid protests
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•changes in procurement and other laws, SEC, U.S. Department of War (DoW) and other rules and regulations, including changes through executive orders, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices and preferences globally
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•environmental matters, unforeseen environmental costs and government and third-party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials, critical minerals and metals, chemicals, parts and components, particularly with inflationary pressures, increased costs, pricing changes, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•our ability to attract and retain a qualified and talented workforce with the necessary security clearances to meet our performance obligations
•our exposure to additional risks as a result of our international business, including risks related to global security and strategic alliances, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•natural disasters, epidemics, pandemics and similar outbreaks and other significant disruptions
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to protect and exploit intellectual property rights

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	9

General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	10

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2026	2025	2026	2025
Sales
Product	$8,808	$8,258	$16,766	$15,779
Service	2,068	2,093	3,991	4,040
Total sales	10,876	10,351	20,757	19,819
Operating costs and expenses
Product	7,155	6,526	13,588	12,892
Service	1,600	1,615	3,088	3,137
General and administrative expenses	1,025	1,016	1,996	2,023
Total operating costs and expenses	9,780	9,157	18,672	18,052
Gain on sale of business	—	231	—	231
Operating income	1,096	1,425	2,085	1,998
Other (expense) income
Interest expense	(161)	(173)	(323)	(329)
Non-operating FAS pension benefit	166	137	332	267
Other, net	67	38	104	69
Earnings before income taxes	1,168	1,427	2,198	2,005
Federal and foreign income tax expense	74	253	229	350
Net earnings	$1,094	$1,174	$1,969	$1,655

Basic earnings per share	$7.70	$8.17	$13.86	$11.48
Weighted-average common shares outstanding, in millions	142.1	143.7	142.1	144.2
Diluted earnings per share	$7.68	$8.15	$13.83	$11.45
Weighted-average diluted shares outstanding, in millions	142.4	144.0	142.4	144.5

Net earnings (from above)	$1,094	$1,174	$1,969	$1,655
Other comprehensive (loss) income, net of tax
Change in cumulative translation adjustment	—	7	(2)	9
Change in other, net	(3)	11	(6)	19
Other comprehensive (loss) income, net of tax	(3)	18	(8)	28
Comprehensive income	$1,091	$1,192	$1,961	$1,683

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	11

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$2,307	$4,403
Accounts receivable, net	2,311	1,375
Unbilled receivables, net	7,953	6,544
Inventoried costs, net	1,415	1,309
Prepaid expenses and other current assets	1,604	1,656
Total current assets	15,590	15,287
Property, plant and equipment, net of accumulated depreciation of $10,061 for 2026 and $9,648 for 2025	10,297	10,972
Operating lease right-of-use assets	1,901	1,859
Goodwill	17,439	17,437
Deferred tax assets	598	1,051
Pension and other postretirement benefit plan assets	3,447	3,167
Other non-current assets	1,491	1,604
Total assets	$50,763	$51,377

Liabilities
Trade accounts payable	$2,895	$3,240
Accrued employee compensation	1,991	2,309
Advance payments and billings in excess of costs incurred	3,823	4,086
Other current liabilities	4,636	4,247
Total current liabilities	13,345	13,882
Long-term debt, net of current portion of $763 for 2026 and $534 for 2025	14,428	15,162
Pension and other postretirement benefit plan liabilities	1,086	1,110
Operating lease liabilities	1,861	1,857
Other non-current liabilities	2,159	2,692
Total liabilities	32,879	34,703

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2026—142,062,680 and 2025—141,997,194	142	142
Paid-in capital	37	—
Retained earnings	17,839	16,658
Accumulated other comprehensive loss	(134)	(126)
Total shareholders’ equity	17,884	16,674
Total liabilities and shareholders’ equity	$50,763	$51,377

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	12

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2026	2025
Operating activities
Net earnings	$1,969	$1,655
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	739	687
Stock-based compensation	49	40
Deferred income taxes	453	(114)
B-21 loss provision	—	477
Gain on sale of business	—	(231)
Net periodic pension and OPB income	(240)	(169)
Pension and OPB contributions	(63)	(62)
Changes in assets and liabilities:
Accounts receivable, net	(936)	(929)
Unbilled receivables, net	(860)	(1,343)
Inventoried costs, net	(118)	(102)
Prepaid expenses and other assets	141	21
Trade accounts payable	(345)	(2)
Advance payments and billings in excess of costs incurred	(263)	(70)
Other liabilities	(836)	(420)
Income taxes payable, net	(38)	(145)
Other operating activities	(28)	10
Net cash used in operating activities	(376)	(697)

Investing activities
Capital expenditures	(469)	(487)
Proceeds from sale of investment	107	—
Divestiture of training services business	—	333
Other investing activities	(2)	(37)
Net cash used in investing activities	(364)	(191)

Financing activities
Net proceeds from issuance of long-term debt	—	998
Payments of long-term debt	(527)	(1,500)
Net borrowings on commercial paper	—	566
Common stock repurchases	(68)	(891)
Cash dividends paid	(684)	(634)
Payments of employee taxes withheld from share-based awards	(58)	(38)
Other financing activities	(19)	(67)
Net cash used in financing activities	(1,356)	(1,566)
Decrease in cash and cash equivalents	(2,096)	(2,454)
Cash and cash equivalents, beginning of year	4,403	4,353
Cash and cash equivalents, end of period	$2,307	$1,899

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	13

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	June 30, 2026			December 31, 2025	% Change in 2026
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$13,394	$11,174	$24,568	$23,052	7%
Defense Systems	9,392	25,286	34,678	27,796	25%
Mission Systems	12,878	5,587	18,465	18,632	(1)%
Space Systems	10,281	16,700	26,981	26,201	3%
Total backlog	$45,945	$58,747	$104,692	$95,681	9%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	14

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2026	2025	2026	2025
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$7	$63	$14	$126
Non-operating FAS pension benefit	166	137	332	267
Total net FAS/CAS pension adjustment	173	200	346	393
Tax effect[1]	(43)	(50)	(87)	(99)
After-tax impact	$130	$150	$259	$294
Weighted-average diluted shares outstanding, in millions	142.4	144.0	142.4	144.5
Per share impact	$0.91	$1.04	$1.82	$2.03

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(17)	$(21)	$(38)	$(42)
Tax effect[1]	5	5	10	10
After-tax impact	$(12)	$(16)	$(28)	$(32)
Weighted-average diluted shares outstanding, in millions	142.4	144.0	142.4	144.5
Per share impact	$(0.08)	$(0.11)	$(0.20)	$(0.22)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2026 Financial Results	15

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Organic sales: Total sales excluding sales attributable to the company’s former training services business. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in understanding our ongoing business and future sales trends by presenting the company’s sales adjusted for the impact of the divestiture.
Adjusted free cash flow: Net cash provided by or used in operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer, if any, as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions, if any, for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. During the six months ended June 30, 2026 and 2025, the company received no proceeds from the sale of equipment to a customer and made no discretionary pension contributions.

#

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com